EXHIBIT 4.9


                             BLUEGREEN CORPORATION,
                                   as Issuer,


                  CERTAIN OF ITS SUBSIDIARIES SPECIFIED HEREIN,
                            as Subsidiary Guarantors


                                       and


 SUNTRUST BANK (formerly SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION),
                                as Notes Trustee


--------------------------------------------------------------------------------

                          SECOND SUPPLEMENTAL INDENTURE


                          Dated as of December 31, 2000



--------------------------------------------------------------------------------

                                       To


                     The Indenture Dated as of April 1, 1998
                          Among Bluegreen Corporation,
 Certain of its Subsidiaries and SunTrust Bank (formerly SunTrust Bank, Central
               Florida, National Association), as Notes Trustee,
             Relating to $110 Million Aggregate Principal Amount of
                      10 1/2% Senior Secured Notes due 2008

                          SECOND SUPPLEMENTAL INDENTURE

     THIS SECOND SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is made as of the 31st day of December, 2000, among Bluegreen Corporation, a Massachusetts corporation (the "Company"), the Subsidiary Guarantors (as defined in the Indenture defined below), the Subsidiaries of the Company listed on Schedule A annexed hereto (the "Additional Guarantors"), and SunTrust Bank (formerly SunTrust Bank, Central Florida, National Association, a national banking association), in its capacity as trustee (the "Notes Trustee").

     WHEREAS, the Company, the Subsidiary Guarantors and the Notes Trustee heretofore executed and delivered an Indenture, dated as of April 1, 1998, as amended and supplemented by a First Supplemental Indenture thereto dated as of March 15, 1999 (as so amended and supplemented, the "Indenture"); and

     WHEREAS, pursuant to the Indenture, the Company issued and the Notes Trustee authenticated and delivered $110 million aggregate principal amount of the Issuer's 10 1/2% Senior Secured Notes due 2008 (the "Initial Notes"); and

     WHEREAS, pursuant to an exchange offer registered with the Securities and Exchange Commission on a Registration Statement No. 333-51717 on Form S-4, the Company offered to, and did, exchange $110 million in aggregate principal amount of its 10 1/2% Senior Secured Notes due 2008 (the "Exchange Notes" and, together with the Initial Notes, the "Notes") for $110 million in aggregate principal amount of the Initial Notes; and

     WHEREAS, the Initial Notes were, and the Exchange Notes are, unconditionally guaranteed on a senior basis by the Subsidiary Guarantors; and

     WHEREAS, each of the Additional Guarantors has become a Restricted Subsidiary and pursuant to Section 10.07 of the Indenture is entering into this Supplemental Indenture to thereby become a Subsidiary Guarantor as provided in Article Ten of the Indenture; and

     WHEREAS, Section 9.01 of the Indenture provides that the Company and the Subsidiary Guarantors, when authorized by Board Resolutions of their respective Boards of Directors, and the Notes Trustee may amend or supplement the Indenture without the consent of any Noteholder, among other reasons, to add further Guarantees with respect to the Notes and to cure any ambiguity, omission, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Noteholder in any respect; and

     WHEREAS, the Company and the Subsidiary Guarantors have requested that the Notes Trustee execute and deliver this Supplemental Indenture to effect certain amendments to the Indenture contained in Section 2.01 of this Supplemental Indenture (the "Amendments"), which Amendments if adopted would (i) amend
Section 4.08 of the Indenture as set forth below and (ii) amend Section 4.20 of the Indenture as set forth below; and

     WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Notes Trustee (i) a copy of Board Resolutions authorizing the execution, delivery and performance of this Supplemental Indenture, (ii) an Officers' Certificate in compliance with and to the effect set forth in Sections 1.01, 7.02, 9.01, 9.06 and 12.04 of the Indenture and
(iii) an

Opinion of Counsel in compliance with and to the effect set forth in Sections 1.01, 7.02, 9.01, 9.06 and 12.04 of the Indenture; and

     WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed;

     NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the Company, the Subsidiary Guarantors and the Notes Trustee agree as follows for the equal and ratable benefit of the Noteholders.

                                   ARTICLE 1
                                   DEFINITIONS

     SECTION 1.01. General. For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Artilcle, Section or subdivision; and

     (b) capitalized terms used but not defined herein shall have the meaning assigned to them in the Indenture.

                                   ARTICLE 2
                              ADDITIONAL GUARANTORS

     SECTION 2.01. Additional Guarantors. Pursuant to Section 10.07 of the Indenture, each of the Additional Guarantors hereby expressly assumes the obligations of, and otherwise agrees to perform all of the duties of, a Subsidiary Guarantor under the Indenture, subject to the terms and conditions thereof, as of the date set forth opposite the name of such Additional Guarantor on Schedule A hereto.

                                   ARTICLE 3
                              AMENDMENTS AND WAIVER

     SECTION 3.01. Amendments. Subject to Section 4.01 hereof, the Indenture is hereby amended in the following respects:

     (a) Section 4.08 of the Indenture is hereby amended by (i) deleting the word "Receivables" in clause (h) thereof and adding in its place the word "Restricted" and (ii) deleting the reference in clause (h) thereof to "Section 4.07" and adding in its place "Section 4.09."

     (b) Section 4.20 of the Indenture is hereby amended by adding immediately after the last sentence thereof the following sentence:

          Notwithstanding anything contained in this Section 4.20, no Subsidiary of the Company which is specifically excluded from the definition of the term "Subsidiary Guarantor" shall be required to be bound by the provisions of this Section 4.20 or Article 10 of this Indenture or to execute a Note Guarantee.

                                   ARTICLE 4
                                  MISCELLANEOUS

     SECTION 4.01. Effectiveness. This Supplemental Indenture shall become effective, as of its effective date, upon its execution and delivery by the Company, the Subsidiary Guarantors and the Notes Trustee. Upon the execution and delivery of this Supplemental Indenture by the Company, the Subsidiary Guarantors and the Notes Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Noteholder heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

     SECTION 4.02. Indenture Remains in Full Force and Effect. All provisions in the Indenture shall remain in full force and effect, and, except as expressly supplemented and amended hereby, shall remain unchanged.

     SECTION 4.03. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

     SECTION 4.04. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

     SECTION 4.05. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

     SECTION 4.06. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceabilty of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 4.07. Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 4.08. Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Noteholders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

     SECTION 4.09. Successors. All agreements of the Company and the Subsidiary Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Notes Trustee in this Supplemental Indenture shall bind its successors.

     SECTION 4.10. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Subsidiary Guarantors, and the Notes Trustee assumes no responsibility for their correctness. The Notes Trustee shall not be liable or responsible for the validity or sufficiency of this Supplemental Indenture.

     SECTION 4.11. Certain Duties and Responsibilities of the Notes Trustee. In entering into this Supplemental Indenture, the Notes Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Notes Trustee, whether or not elsewhere herein so provided.

     SECTION 4.12. Governing Law. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

     SECTION 4.13. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be original, but all of them together represent the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date and year first written above.

                                        SIGNATURES

                                        BLUEGREEN CORPORATION


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: Sr. Vice President & Clerk


                                        BLUEGREEN HOLDING CORPORATION
                                        (TEXAS)


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: President


                                        PROPERTIES OF THE SOUTHWEST ONE, INC.


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: Executive Vice President

                                        BLUEGREEN SOUTHWEST ONE, L.P.


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: Executive Vice President


                                        BLUEGREEN ASSET MANAGEMENT
                                        CORPORATION


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: President


                                        BLUEGREEN CORPORATION OF TENNESSEE


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: President


                                        BLUEGREEN CORPORATION OF THE
                                        ROCKIES


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: President

                                        BLUEGREEN PROPERTIES OF VIRGINIA, INC.

                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: President


                                        BLUEGREEN RESORTS INTERNATIONAL,
                                        INC.


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: President


                                        CAROLINA NATIONAL GOLF CLUB, INC.


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: President


                                        LEISURE CAPITAL CORPORATION


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: President


                                        BLUEGREEN WEST CORPORATION


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: President


                                        BG/RDI ACQUISITION CORP.


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: President

                                        BLUEGREEN VACATIONS UNLIMITED, INC.


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: President


                                        BLUEGREEN SOUTHWEST LAND, INC.


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: Executive Vice President


                                        BLUEGREEN CAROLINA LANDS, LLC


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: President


                                        BLUEGREEN RESORTS MANAGEMENT, INC.


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: President


                                        JORDAN LAKE PRESERVE CORPORATION


                                        By:    /s/ Patrick E. Rondeau
                                           -------------------------------------
                                        Name:  Patrick E. Rondeau
                                        Title: President



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                        SUNTRUST BANK, as Trustee


                                        By:    /s/ Lisa Derry Berry
                                           -------------------------------------
                                        Name:  Lisa Derry Berry
                                        Title: Vice President

                                   SCHEDULE A
                                   ----------

                              ADDITIONAL GUARANTORS


     Name                                              Date
     ----                                              ----

Bluegreen Carolina Lands, LLC                     December 31, 2000

Resorts Management, Inc.                          December 31, 2000

Jordan Lake Preserve Corporation                  December 31, 2000


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